                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the


                         Securities Exchange Act of 1934


Date of Report: March 30, 2000
                ---------------

Date of earliest event reported: March 30, 2000
                                 --------------

                          KENILWORTH SYSTEMS CORPORATION
                          -------------------------------
               (Exact name of registrant as specified in its charter)


              New York              0-08962              13-2610105
              --------              -------              ----------
          (State or other      (Commission File No.)   (IRS Employer
           jurisdiction                                Identification
           of incorporation)                               Number)


             54 Kenilworth Road, Mineola, NY                11501
             -------------------------------                -----
          Address of Principal Executive Office           (Zip Code)


          (Registrant's telephone number,
           including area code)                      (516) 741-1352
                                                     --------------

                                 Not Applicable
                                 --------------
                    (Former address changed from last report)

ITEM 1. Kenilworth Systems Corporation includes audited financials for the period ended December 31, 1998 in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

            On March 30, 2000 the Registrant, Kenilworth Systems Corporation ("Kenilworth" or the "Company") included audited financials for the period ended December 31, 1998, in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

            The Company emerged from Chapter 7 Bankruptcy Proceedings on September 23, 1998 when the Trustee for the Estate of Kenilworth paid, in cash, one hundred percent (100%) of all approved creditors claims and administration fees and expenses out of the $4,424,056 proceeds from the sale of substantially all of the assets of the Kenilworth Estate and recoveries of receivables and interest income.

            The Company filed all reports required since September 23, 1998 except that the December 31, 1998 10-K report included unaudited financials. The statement could not be audited since less than one year expired after the Trustee issued checks to all creditors. All checks were cashed and no one filed any objections to the distribution of the Estate's funds.

ITEM 2.     Keniwlorth Systems Corporation to apply for listing on NASDAQ BB.

            Because of the Company's failure to include audited financials in its December 31, 1998 10-K report, on January 19, 2000 the Company's Common Shares were removed from the National Association of Securities Dealers Automated Quotation System (NASDAQ) Bulletin Board. The Company will immediately apply to NASDAQ to have its Common Shares once again admitted for inclusion on the Bulletin Board Quotation System.

                                  SIGNATURES

        Pursuant to the requirements o the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                        KENILWORTH SYSTEMS CORPORATION
                                        ------------------------------
                                                 Registrant


                                               Herbert Lindo
                                          ------------------------
                                          Herbert Lindo, President

               Dated:  March 30, 2000